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                                                                    EXHIBIT 23.1

                               CONSENT OF KPMG LLP

The Board of Directors
The Reader's Digest Association, Inc.:

We consent to the use of our report on the consolidated financial statements of The Reader's Digest Association, Inc. as of June 30, 2001 and 2000 and for each of the years in the three-year period ended June 30, 2001, incorporated by reference in the Company's annual report on Form 10-K for the year ended June 30, 2001, and incorporated by reference herein, and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP


New York, New York
December 3, 2001